SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                         DATAMARINE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


                  Massachusetts                               04-2454559
         (State or other jurisdiction of    (I.R.S. Employer Identification No.)
         incorporation or organization)


                            7030 - 220th Street S.W.
                       Mountlake Terrace, Washington 98043
          (Address of principal executive offices, including zip code)


                         DATAMARINE INTERNATIONAL, INC.
                1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)


                                David C. Thompson
                         Datamarine International, Inc.
                            7030 - 220th Street S.W.
                       Mountlake Terrace, Washington 98043
                                 (206) 771-2182
(Name, address and telephone number, including area code, of agent for service)

                              --------------------


                         CALCULATION OF REGISTRATION FEE


                                             Amount      Proposed Maximum    Proposed Maximum      Amount of
          Title of Securities                to be        Offering Price         Aggregate        Registration
           to be Registered                Registered      Per Share(1)      Offering Price(1)        Fee
---------------------------------------    ----------    ----------------    -----------------    ------------

Common Stock, par value $0.01 per share     21,000(2)         $7.375             $154,875            $46.93

--------------------
<F1> (1)   Estimated  pursuant to Rule 457 of the  Securities Act of 1933, as amended
           (the  "Securities  Act"),  solely  for  the  purpose  of  calculating  the registration  fee.  The price per share is estimated to be $7.375 based on the  average of the high  ($7.50)  and low  ($7.25)  sales  prices for the
           Common  Stock on February  19,  1997,  as reported on the Nasdaq  National
           Market System.

<F2> (2)   Together with an  indeterminate  number of additional  shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Datamarine International, Inc. 1992 Stock Option Plan for Non-Employee
           Directors  as the result of any future  stock  split,  stock  dividend  or similar adjustment of the outstanding Common Stock of the Registrant.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The  following   documents  are  hereby   incorporated   by  reference  in  this
Registration Statement:

      (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 28, 1996, filed with the Securities and Exchange Commission (the "Commission") on January 10, 1997;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

      (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

      Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

      "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

      A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      Article VII of the Registrant's By-laws provides as follows:

      "Article VII

      Indemnification of Directors and Others

      Section 1. Definitions

      For purposes of this Article VII:

      (a) "Director/Officer" means any person who is serving or has served as a director, officer, employee or other agent of the corporation appointed or elected by the Board of Directors or the stockholders of the corporation, or who is serving or has served at the request of the corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

      (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

      (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

      Section 2. Right to Indemnification

      Except  as  limited  by law or as  provided  in  Sections  3 and 4 of this
Article VII, each director/officer (and his heirs and personal representatives) shall be indemnified by the corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/Officer.

      Section 3. Indemnification Not Available

      No indemnification shall be provided to a Director/Officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the corporation.

      Section 4. Compromise or Settlement

      In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/Officer or upon the corporation, no indemnification shall be provided as to said Director/Officer with respect to such Proceeding if such Director/Officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

      Section 5. Advances

      The corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding, upon receipt of an undertaking by the Director/Officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 3 and 4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

      Section 6. Not Exclusive

      Nothing in this Articles VII shall not limit any lawful rights to indemnification existing independently of this Articles VII.

      Section 7. Insurance

      The provisions of this Article VII shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/Officer against any Expense, whether or not the corporation would have the power to indemnify him against such Expense under this Article VII."

                              --------------------

      Directors and officers of the Company are insured under a policy of insurance against certain claims made against them for wrongful acts in their capacities as directors and officers of the Company.

Item 8.  Exhibits


Exhibit
Number            Description
--------          -----------

  4.1             Datamarine  International,  Inc.  1992 Stock  Option  Plan for
                  Non-Employee Directors

  5.1             Opinion of Davis Wright Tremaine LLP regarding legality of the
                  Common Stock being registered

 23.1             Consent of Coopers & Lybrand L.L.P.

 23.2 Consent of Davis Wright Tremaine LLP (included in opinion filed as Exhibit 5.1)

 24.1             Power of Attorney (see signature page)


Item 9.  Undertakings

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountlake Terrace, State of Washington, on February 4, 1997.

                                      DATAMARINE INTERNATIONAL, INC.

                                      /s/ Peter D. Brown
                                      ------------------------------------------
                                      Peter D. Brown
                                      Chairman of the Board, President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes Peter D. Brown and David C. Thompson, and each of them, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.


            Signature                                  Title                               Date
            ---------                                  -----                               ----

/s/ Peter D. Brown                    Chairman of the Board, President and           February 4, 1997
---------------------------------     Chief Executive Officer and a Director
Peter D. Brown                        (Principal Executive Officer)


/s/ David C. Thompson                 Treasurer, Secretary and a Director            February 4, 1997
---------------------------------     (Principal Financial Officer and
David C. Thompson                     Principal Accounting Officer)


/s/ Robert F. Benbow                  Director                                       February 4, 1997
---------------------------------
Robert F. Benbow


/s/ Dale N. Hatfield                  Director                                       February 4, 1997
---------------------------------
Dale N. Hatfield



                                INDEX TO EXHIBITS



  Exhibit                                                                     Sequentially
  Number                               Description                            Numbered Page
  -------                              -----------                            -------------

   4.1          Datamarine  International,  Inc.  1992 Stock Option Plan            8
                for Non-Employee Directors


   5.1          Opinion of Davis Wright Tremaine LLP regarding  legality           14
                of the Common  Stock being  registered

  23.1          Consent of Coopers & Lybrand L.L.P.                                15


  23.2          Consent  of  Davis  Wright  Tremaine  LLP  (included  in           14
                opinion filed as Exhibit 5.1)


  24.1          Power of Attorney (see signature page)                              6